Exhibit 23.1

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                                                                MORGAN & COMPANY
                                                           Chartered Accountants




                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Shepard Inc. (an exploration stage company) on Form SB-2, Amendment Number One, of our report of independent registered public accounting firm, dated January 20, 2005, on the balance sheet of Shepard Inc. (an exploration stage company) as at December 31, 2004 and the related statement of operations, cash flows, and stockholders' equity for the period from March 9, 2004 (date of inception) to December 31, 2004.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.




Vancouver, Canada                                   /s/ Morgan & Company

July 6, 2005                                        Chartered Accountants





Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              jhi          Suite 1488-700 West Georgia Street
www.morgan-cas.com                                     Vancouver, B.C. V7Y 1A1